Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257510 on Form S-3 and Registration Statement Nos. 333-181227, 333-256254, 333-260648, and 333-266985 on Form S-8 of Realty Income Corporation of our report dated February 28, 2023, relating to the financial statements of Spirit Realty Capital, Inc. and the effectiveness of Spirit Realty Capital, Inc.’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Realty Income Corporation.

/s/ Ernst & Young LLP

Dallas, Texas

November 27, 2023